                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       BORG-WARNER SECURITY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                       BORG-WARNER SECURITY CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                              Chicago, Illinois
                                                                 March 20, 1998

To the Stockholders:

  We will hold the Annual Meeting of Stockholders of Borg-Warner Security Corporation on Tuesday, April 21, 1998, at 10:00 a.m. at the Company's headquarters at 200 South Michigan Avenue, Chicago, Illinois, for the following purposes:

  1. To elect three directors for a term expiring in 2001;

  2. To adopt the 1998 Non-Affiliate Director Stock Option Plan;

  3. To ratify the designation of Deloitte & Touche LLP as independent auditors for the Company for 1998; and

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only holders of shares of Common Stock at the close of business on March 6, 1998 will be entitled to vote at the meeting or any adjournment or postponement.

                                          By order of the Board of Directors

                                          JEFFREY P. BILAS
                                          Assistant Corporate Secretary

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                       BORG-WARNER SECURITY CORPORATION

                           200 SOUTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60604

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                MARCH 20, 1998

  The Board of Directors of Borg-Warner Security Corporation (the "Company") furnishes this Proxy Statement in connection with the solicitation of proxies for the Company's Annual Meeting of Stockholders, which we will hold at 10:00 a.m. on April 21, 1998 at the Company's headquarters, 200 South Michigan Avenue, Chicago, Illinois. We are mailing this Proxy Statement and accompanying form of proxy to stockholders beginning on or about March 20, 1998. We enclose the Company's Annual Report for the year ended December 31, 1997.

  Only stockholders of record at the close of business on March 6, 1998 are entitled to vote at the meeting. As of such date, 23,364,931 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote. Holders of the Company's Series I Non-Voting Common Stock are not entitled to notice of, or to vote at, the Annual Meeting.

  We will vote a properly signed, dated and returned proxy according to its terms. If you do not indicate how you want to vote, we will vote it as recommended by the Board of Directors. You may revoke your proxy anytime before the vote is taken by delivering to the Secretary of the Company a written revocation, a proxy bearing a later date, or by attending and voting at the Annual Meeting.

  The Company will bear the cost of solicitation of proxies. Besides soliciting proxies through the mail, the Company's officers, directors and employees may solicit proxies in person or by telephone. The Company will request that brokers, nominees and other similar record holders forward solicitation material and will reimburse them upon request for their out-of-pocket expenses.

  The election inspectors appointed for the meeting will total the votes cast by proxy or in person at the meeting and will determine whether a quorum is present. Unless otherwise indicated, the election inspectors will treat abstentions and votes withheld as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a nominee indicates that it does not have discretionary voting power and has not received voting instructions from the beneficial owner, those shares will not be considered as present and entitled to vote with respect to that matter.

                           1. ELECTION OF DIRECTORS

  We have divided the Company's Board of Directors into three classes. Messrs.
J. Joe Adorjan, James J. Burke, Jr. and Albert J. Fitzgibbons III are nominated to serve for a term of three years expiring in 2001. The stockholders have previously elected all nominees and each nominee has agreed to serve if elected. If any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, and we will vote the shares represented by proxies for such substitute nominee unless you indicate an instruction to the contrary on the proxy card. The Company requires a plurality of votes cast at the meeting to elect a director. Votes withheld and broker non-votes will not affect the outcome of the election.

  The following sets forth as of March 6, 1998 certain information concerning each nominee and continuing director.

                     NOMINEES FOR A TERM EXPIRING IN 2001

            NAME            AGE      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ----            ---      --------------------------------------
 J. Joe Adorjan............  59 Chairman of the Board (since January 1996),
 Director since 1993             Chief Executive Officer (since October 1995)
                                 and President (since April 1995) of the
                                 Company. Mr. Adorjan was President of Emerson
                                 Electric Co., a manufacturer of electronic,
                                 electrical and other products, from 1992 to
                                 1995. Mr. Adorjan is also a director of The
                                 Earthgrains Company, ESCO Electronics
                                 Corporation, Goss Graphic Systems, Inc. and
                                 Loomis, Fargo & Co.
 James J. Burke, Jr........  46 Partner and director of Stonington Partners,
 Director since 1987             Inc., an investment firm ("Stonington"), since
                                 1993 and director of Merrill Lynch Capital
                                 Partners ("MLCP"), an investment firm, since
                                 1985. Mr. Burke was Managing Partner of MLCP
                                 from 1993 to 1994 and was President and Chief
                                 Executive Officer of MLCP from 1987 to 1993.
                                 Mr. Burke is also a director of Ann Taylor
                                 Stores Corporation, Education Management
                                 Corporation, Pathmark Stores, Inc.,
                                 Supermarket General Holdings Corp. and United
                                 Artists Theatre Circuit, Inc.
 Albert J. Fitzgibbons, III  52 Partner and director of Stonington since 1993
 Director since 1987             and director of MLCP since 1988. Mr.
                                 Fitzgibbons was a Partner of MLCP from 1993 to
                                 1994 and was Executive Vice President of MLCP
                                 from 1988 to 1993. Mr. Fitzgibbons is also a
                                 director of Dictaphone Corporation, JP
                                 Foodservice, Inc., Merisel, Inc. and United
                                 Artists Theatre Circuit, Inc.

               CONTINUING DIRECTORS WITH A TERM EXPIRING IN 1999

            NAME            AGE      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ----            ---      --------------------------------------
 Robert A. McCabe..........  63 President of Pilot Capital Corporation, an
 Director since 1993             investment firm, since 1987. Mr. McCabe is
                                 also a director of Atlantic Bank, Church &
                                 Dwight Co., Inc., Thermo Electron Corporation
                                 and Thermo Optek Inc.

         NAME          AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
         ----          ---        --------------------------------------
 Alexis P. Michas.....  40 Managing Partner and director of Stonington since
 Director since 1987        1993 and director of MLCP since 1989. Mr. Michas
                            was Senior Vice President of MLCP from 1989 to 1993
                            and a Managing Director in the Investment Banking
                            Division of Merrill Lynch & Co., Inc. ("ML&Co."), a
                            financial services company, from 1991 to 1994. Mr.
                            Michas is also a director of Blue Bird Corporation,
                            Borg-Warner Automotive, Inc., Dictaphone
                            Corporation, Goss Graphic Systems, Inc. and Packard
                            BioScience Company.
 Donald C. Trauscht...  64 Chairman of the BW Capital Corporation, a private
 Director since 1987        investment company, since 1996. Mr. Trauscht was
                            Chairman of the Board, Chief Executive and
                            President of the Company from 1992 to 1995. Mr.
                            Trauscht is also a director of Baker Hughes
                            Incorporated, Blue Bird Corporation, ESCO
                            Electronics Corporation, Imo Industries, Inc. and
                            Thiokol Corporation.

               CONTINUING DIRECTORS WITH A TERM EXPIRING IN 2000

         NAME          AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
         ----          ---        --------------------------------------
 Arthur F. Golden.....  51 Partner of Davis Polk & Wardwell, a law firm, since
 Director since 1996        1978. Mr. Golden is also a director of Allegiance
                            Corporation.
 Dale W. Lang.........  65 President of KX Acquisition Corp., an owner and
 Director since 1993        operator of television stations, since 1992.
                            Retired Chairman of Lang Communications, Inc., a
                            magazine publishing company.
 Andrew McNally IV....  58 Retired Chairman and Chief Executive Officer of Rand
 Director since 1996        McNally, a publishing and map making company. Mr.
                            McNally was Chairman and Chief Executive Officer
                            from 1993 to 1997 and President and Chief Executive
                            Officer from 1978 to 1993 of Rand McNally. Mr.
                            McNally is also a director of Hubbell Incorporated,
                            Mercury Finance Co., Morgan Stanley Funds and
                            Zenith Electronics Corporation.
 H. Norman Schwarzkopf  63 Author and lecturer since 1991. Mr. Schwarzkopf was
 Director since 1993        a general in the United States Army until his
                            retirement in 1991. Mr. Schwarzkopf is also a
                            director of Home Shopping Network, Inc., Kuhlman
                            Corporation and Remington Arms Company, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held five meetings during 1997. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which they served except for Mr. Fitzgibbons.

  The Board of Directors has an Executive Committee, a Compensation Committee, a Finance and Audit Committee and a Nominating Committee. The members of the Executive Committee are J.J. Adorjan (Chairman), A.F. Golden, A.P. Michas and D.C. Trauscht. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as limited by Delaware law. The Executive Committee did not meet in 1997.

  The members of the Compensation Committee are R.A. McCabe (Chairman), D.W. Lang and A. McNally. The responsibilities of the Compensation Committee include determining executive compensation, including base salary, bonuses and stock incentives; reviewing employee benefit plans and approving changes to executive officer benefit plans; reviewing changes in the Company's organization structure; reviewing the Company's key executive development and succession plans; and recommending director compensation and benefits. The Compensation Committee met five times during 1997.

  The members of the Finance and Audit Committee are A.P. Michas (Chairman), J.J. Burke, Jr., A.F. Golden, H.N. Schwarzkopf and D.C. Trauscht. The responsibilities of the Finance and Audit Committee include recommending to the Board of Directors the independent certified public accountants to be selected to conduct the annual audit of the books and accounts of the Company; reviewing the proposed scope of such audit and approving the audit fees to be paid; reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the independent certified public accountants and the Company's financial and accounting staff; reviewing the Company's capital plans; and advising the Board of Directors on corporate financial policy matters. The Finance and Audit Committee met four times during 1997.

  The members of the Nominating Committee are H.N. Schwarzkopf (Chairman), A.J. Fitzgibbons, III, D.W. Lang, R.A. McCabe and A. McNally. The responsibilities of the Nominating Committee include recommending prospective nominees for the Board of Directors. The Nominating Committee will consider any person proposed by a stockholder for membership on the Board of Directors. Stockholders should send proposals to the Nominating Committee, in care of the Company's Secretary. The Nominating Committee did not meet during 1997.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or its subsidiaries or affiliates of ML&Co. (a "Non-Affiliate Director") received an $18,000 annual retainer for service on the Board of Directors and $1,000 for each Board meeting attended during 1997. Committee members also received $500 ($750, if chairman of the committee) for each committee meeting attended during 1997. During 1998 committee members will receive $1,000 ($1,250, if chairman of the committee) for each committee meeting attended.

  Pursuant to the Borg-Warner Security Corporation 1993 Stock Incentive Plan, each Non-Affiliate Director received options to purchase 10,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock as of November 16, 1993 or if later the date such person becomes a director. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first five anniversary dates of the date of grant, if on such date the optionee is still a director of the Company.

  On February 4, 1997 each Non-Affiliate Director was granted options to purchase 6,000 shares of Common Stock having an exercise price per share equal to $11.3125, which was the average of the high and low trading prices of the Common Stock on such date. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first three anniversary dates of the date of grant. Such options become immediately exercisable upon a change in control of the Company or the retirement of a director from the Company's board.

  If the Non-Affiliate Director Stock Option Plan is approved by the stockholders, each Non-Affiliate Director will be granted options to purchase 1,000 shares of Common Stock annually on the third business day after the annual meeting. Such options will have an exercise price per share equal to the average of the high and low trading prices of the Common Stock on such date. All such options will be immediately exercisable and expire ten years after the date of grant.

  During 1997 the Company amended its existing Directors Stock Appreciation Rights Plan by extending the expiration date of the rights issued thereunder from July 31, 1997 to July 31, 2000. Messrs. Burke, Fitzgibbons and Michas are the only participants in such plan.

  The Company has a consulting agreement with Mr. Schwarzkopf pursuant to which he has agreed to provide consulting and advisory services to the Company and its subsidiaries with respect to the development of an overall strategy for the operations of the Company and its subsidiaries and the management, training, motivation and utilization of its physical security personnel. The Company pays Mr. Schwarzkopf a consulting fee of $5,000 per month. The consulting agreement expires August 31, 1998 and may be terminated by either party for any reason at any time.

  During 1997 and 1998 the Company retained the law firm of Davis Polk & Wardwell, of which Mr. Golden is a partner, to advise the Company on various matters.

STOCK OWNERSHIP

  The following table sets forth as of March 6, 1998 certain information regarding beneficial ownership of Common Stock by all entities that, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock. Except as indicated, each entity has sole voting and investment power with respect to such shares.

                                                                        PERCENT
                                                             NUMBER OF    OF
NAME OF BENEFICIAL OWNER                                       SHARES    CLASS
------------------------                                     ---------- -------
Merrill Lynch KECALP L.P. 1986..............................     40,000    *
Merrill Lynch KECALP L.P. 1987..............................    200,000    *
Merchant Banking L.P. No. I.................................    500,000   2.1%
ML Venture Partners II, L.P.................................    500,000   2.1%
Merrill Lynch Capital Appreciation Partnership No. VIII,
 L.P........................................................  6,628,615  28.4%
ML Offshore LBO Partnership No. VIII........................    168,524    *
ML Employees LBO Partnership No. I, L.P.....................    164,779    *
ML IBK Positions, Inc.......................................  1,998,082   8.6%
                                                             ----------  ----
Total ML Entities........................................... 10,200,000  43.7%
FMR Corp. (a)...............................................  1,804,600   7.7%

--------
*  Represents less than one percent.
(a) Pursuant to a Schedule 13G dated February 14, 1998, FMR Corp. indicated that, in its capacity as investment adviser, it had sole power to vote 420,700 shares of Common Stock and sole power to dispose of 1,804,600 shares of Common Stock on behalf of various persons.

  The address of each of the ML Entities is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

  The following table sets forth as of March 6, 1998 certain information regarding beneficial ownership of Common Stock by the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                        PERCENT
                                                              NUMBER OF   OF
NAME OF BENEFICIAL OWNER                                      SHARES(A)  CLASS
------------------------                                      --------- -------
J. Joe Adorjan (b)...........................................  499,578    2.1%
John D. O'Brien..............................................  156,916     *
Timothy M. Wood..............................................   82,000     *
Robert E.T. Lackey...........................................        0     *
James J. Burke, Jr. (c)......................................        0     *
Albert J. Fitzgibbons, III (c)...............................        0     *
Arthur F. Golden.............................................    6,000     *
Dale W. Lang.................................................   11,000     *
Robert A. McCabe.............................................   13,000     *
Andrew McNally IV............................................   16,000     *
Alexis P. Michas (c).........................................        0     *
H. Norman Schwarzkopf........................................   11,000     *
Donald C. Trauscht...........................................  110,390     *
All directors and executive officers of the Company (13
 persons)(b) (c).............................................  905,884    3.8%

--------
*  Represents less than one percent.
(a) Includes the following number of shares issuable upon the exercise of options within the next 60 days: 309,000 for Mr. Adorjan; 50,666 for Mr. O'Brien; 35,000 for Mr. Wood; 11,000 for each of Messrs. Lang, McCabe and Schwarzkopf; 6,000 for each of Messrs. Golden and McNally; 2,000 for Mr. Trauscht; and 441,666 for all directors and officers of the Company.
(b) Includes 1,800 shares held in revocable trust for Mr. Adorjan's daughter. Includes 88,889 shares held in a trust established by the Company that will be distributed to Mr. Adorjan over up to a two year period.
(c) Messrs. Burke, Fitzgibbons and Michas are directors of MLCP, which manages Merrill Lynch Capital Appreciation Partnership No. VIII, L.P. and ML Offshore LBO Partnership No. VIII. Such persons may be deemed to beneficially own the 6,797,139 shares of Common Stock held by such partnerships. MLCP is part of a group that beneficially owns 10,200,000 shares of Common Stock. They expressly disclaim beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based on information provided to the Company by each officer, director and greater than 10% stockholder, the Company believes all reports required to be filed in 1997 were timely filed.

EXECUTIVE COMPENSATION

  The following table shows the cash and other compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and the other persons who were serving as executive officers at December 31, 1997 for each of the three years ending December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL             LONG-TERM
                                COMPENSATION        COMPENSATION
                              ----------------- ------------------------
                                                              SECURITIES
                                                RESTRICTED    UNDERLYING    ALL OTHER
NAME AND POSITION        YEAR  SALARY   BONUS     STOCK       OPTIONS(#) COMPENSATION(B)
-----------------        ---- -------- -------- ----------    ---------- ---------------
J. Joe Adorjan.......... 1997 $900,000 $426,667          0     300,000      $420,660
Chairman, Chief          1996  900,000  358,333          0           0       426,268
Executive Officer        1995  592,500  400,000 $1,500,002(a)  300,000        95,762
and President(c)
John D. O'Brien......... 1997  325,000  177,333          0      75,000       123,226
Senior Vice President    1996  325,000  147,500          0           0        90,808
                         1995  308,750        0          0           0        88,504
Timothy M. Wood......... 1997  290,000  161,000          0      75,000        86,417
Vice President, Finance  1996  290,000  127,708          0           0        62,038
                         1995  261,250        0          0           0        57,283
Robert E.T. Lackey...... 1997  114,782   70,560          0      12,000        12,766
Vice President, General
Counsel
and Secretary(c)

--------
(a) Represents the value, as of the date of award, of 177,778 shares of Common Stock deposited into a Company trust for the benefit of Mr. Adorjan. The value of such shares at December 31, 1997 was $3,133,337. Such shares will be distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of April 16, 1995. On such anniversary dates, the Company will also pay deferred compensation of $250,000 to Mr. Adorjan.
(b) During 1997 represents: (i) for Mr. Adorjan, $250,000 of deferred compensation discussed in note (a), $164,775 contributed to an annuity established for his benefit and $5,885 for the value of the benefit of a split dollar life insurance policy; (ii) for Mr. O'Brien, $91,711 contributed to an annuity established for his benefit and $31,515 credited pursuant to the Company's Retirement Savings Excess Plan (the "Excess Plan"); (iii) for Mr. Wood, $72,056 contributed to an annuity established for his benefit and $14,361 credited pursuant to the Excess Plan; and (iv) for Mr. Lackey, amounts contributed to an annuity established for his benefit. During 1996 and 1995, represents amounts contributed by the Company for the named executive officers to annuities established for their benefit, credits made pursuant to the Excess Plan, deferred compensation discussed in note (a) and the value of the benefit of a split dollar life insurance policy.
(c) Mr. Adorjan first became an executive officer during 1995. Mr. Lackey first became an executive officer during 1997.

STOCK OPTIONS

  The following table sets forth information concerning the grant of stock options to the named executive officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES OF
                                                       INDIVIDUAL GRANTS(A)                      STOCK PRICE APPRECIATION
                                               -------------------------------------            ---------------------------
                               NUMBER OF       PERCENT OF TOTAL OPTIONS
                         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES     EXERCISE   EXPIRATION
NAME                      OPTIONS GRANTED(#)        IN FISCAL YEAR      PRICE ($/SH)    DATE       5% ($)        10% ($)
----                     --------------------- ------------------------ ------------ ---------- ------------- -------------
J. Joe Adorjan..........        300,000                  35.6             11.3125      2/4/07       2,138,063     5,396,063
John D. O'Brien.........         75,000                   8.9             11.3125      2/4/07         534,516     1,349,016
Timothy M. Wood.........         75,000                   8.9             11.3125      2/4/07         534,516     1,349,016
Robert E. T. Lackey.....         12,000                   1.4             14          4/22/07         105,840       267,120

--------
(a) Options granted under the Company's 1993 Stock Incentive Plan, Management Stock Option Plan or Executive Officer Incentive Plan. All options were granted at the fair market value of the Common Stock on the date of grant. Options become exercisable in equal installments on each of the second and third anniversary of the date of grant. In the event of a change in control, all options become fully exercisable.
(b) The dollar amounts indicated in these columns result from calculations assuming 5% and 10% growth rates as required by the rules of the Securities Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The actual future value of the options will depend on the market value of the Common Stock.

  The following table sets forth information concerning exercised and unexercised options held by the named executive officers at the end of 1997. The number of unexercisable options represents shares that become exercisable upon the satisfaction of certain periods of employment. The value of unexercised options represents the difference between the exercise price and the share price of Common Stock at December 31, 1997. An option is in-the-money if the share price of Common Stock exceeds the exercise price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                   NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED IN THE
                                                  OPTIONS AT YEAR END(#)   MONEY OPTIONS AT YEAR END($)
                           SHARES       VALUE    ------------------------- -------------------------------
NAME                     ACQUIRED(#) REALIZED($) EXERCISABLE UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- --------------  ---------------
J. Joe Adorjan..........        0            0     209,000      402,000          1,826,220        2,806,860
John D. O'Brien.........   43,750      459,375      50,666       75,000            311,533          473,437
Timothy M. Wood.........   21,000      253,970      35,000       75,000            113,750          473,437
Robert E.T. Lackey......        0            0           0       12,000                  0           43,500

EMPLOYMENT AGREEMENTS

  The Company has an employment agreement with Mr. Adorjan under which he serves as the chairman and chief executive officer of the Company through December 31, 1999. The agreement provides Mr. Adorjan with: an annual base salary of $900,000; an annual cash bonus opportunity ranging from $200,000 to $500,000; an award of shares of Common Stock having an aggregate value of $1,500,000 on his first day of employment, which will be distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of his first day of employment; deferred compensation of $250,000 payable without interest on each of the first four anniversaries of his first day of employment; 10-year options to purchase 300,000 shares of Common Stock exercisable in installments beginning on each of the first three anniversaries of his first day of employment; and a split-dollar life insurance policy with a face amount of $400,000. Subsequent stock option grants are as determined by the Board of Directors. Mr. Adorjan is also eligible to participate in all incentive, savings, retirement, benefit and welfare plans and programs extended to other key executives of the Company.

  Under such employment agreement and a related noncompetition agreement, if Mr. Adorjan's employment is terminated by the Company for reasons other than for death, "disability" or "cause" (as such terms are defined in the employment agreement) or by Mr. Adorjan for "good reason" (which includes, among other things, termination of employment within a 30 day period following the three month period after a "change in control"), Mr. Adorjan would receive severance and noncompete pay equal to two times his annual base salary, annual bonus (at the expected level) and supplemental benefit compensation payable during the 12 month period following the date of termination at the rate in effect at the date of termination. Mr. Adorjan would also be paid any portion of his annual base salary not paid as of date of termination, a prorated annual bonus (at the expected level) for year of termination, all accrued and unpaid bonus and vacation pay, all unpaid deferred compensation and all undistributed shares of common stock awarded to him on the first day of his employment. In addition, after a "change in control" Mr. Adorjan would receive a pro rata payment of his annual bonus for the year in which the change in control occurs based on the Company's performance for the period ending on such change in control as determined by the Compensation Committee of the Board of Directors. The agreement also provides for certain gross up payments in the event that Mr. Adorjan is subject to an excise tax on his termination payments. The Company must continue to provide the split dollar life insurance and certain welfare benefits to Mr. Adorjan through the second anniversary of the date of termination (reduced by any comparable benefit received from another employer during this period). Upon such termination of employment, Mr. Adorjan has agreed, among other things, not to compete with the Company for three years after such termination.

  The Company has employment and noncompetition agreements with Messrs. O'Brien and Wood (the "Agreements"). Under the Agreements, among other things, if the executive's employment is terminated by the Company other than for death, "disability," "retirement" or "cause" (as such terms are defined in the Agreements) or by the executive for "good reason" (which includes, among other things, termination of employment within a 30 day period following the first anniversary of a "change in control"), the executive would receive severance and noncompete pay equal to two times his annual base salary, annual bonus (at the expected level) and supplemental benefit compensation payable during the 12 month period following the date of termination at the rate in effect at the date of termination. Such executive would also be paid any portion of his annual base salary not paid as of date of termination, a prorated annual bonus for year of termination (at the expected level), all accrued and unpaid bonus and vacation pay, all unpaid deferred compensation and all unpaid accrued benefits under the Excess Plan. In addition, after a "change in control" such executive would receive a pro rata payment of his annual bonus for the year in which the change in control occurs based on the Company's performance for the period ending on such change in control as determined by the Compensation Committee of the Board of Directors. The Agreements also provides for certain gross up payments in the event that the executive is subject to an excise tax on his termination payments. The Company must continue to provide certain welfare benefits to such executive through the second anniversary of the date of termination (reduced by any comparable benefit received from another employer during this period). Upon such termination of employment, each executive has agreed, among other things, not to compete with the Company for three years after termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company. The committee is responsible for setting and administering the policies that govern base salary, annual incentive and stock ownership programs for the executive officers of the Company.

 Overall Policy

  The Company's executive compensation program is designed to link executive compensation to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting specified performance goals.

  The following compensation guidelines are intended to facilitate the achievement of the Company's business strategies:

  . Emphasize variable, at-risk compensation that is based on meeting specified Company performance goals.

  . Encourage personal equity ownership to align executives' interests with those of the stockholders.

  . Enhance the Company's ability to attract, retain, and encourage the development of high-quality executives.

  . Target compensation levels at rates that reflect market practices to maintain a stable, successful management team.

  The Company's executive compensation program consists of base pay, annual incentive, stock options and a long-term performance share plan. The committee reviews the program annually and targets the total compensation in a range similar to total compensation for executives at comparable companies, as shown in published executive compensation surveys. To assist in determining competitive pay practices, the committee also utilizes information provided by qualified independent consultants.

  The committee determines and recommends to the Board of Directors the compensation of the Company's CEO and the other named executive officers, reviews the policies established for the next level of management, including other corporate and subsidiary executives, and evaluates and administers all compensation plans that use stock as an award vehicle. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Adorjan), the committee takes into account the views of Mr. Adorjan.

 Base Salary

  The committee targets base salaries to be at or above median levels provided to executives with similar responsibilities at comparable companies. In 1997, the salaries of Messrs. Adorjan, O'Brien and Wood remained at the levels that had been in effect in 1996.

 Annual Incentive

  The Company's executive officers are eligible for an annual cash incentive. Executives are assigned threshold, target and maximum award opportunities that are based on the Company's compensation strategy and incentive opportunities for comparable positions at comparable companies.

  For the named executive officers, the committee sets performance goals based on specified business criteria. If the threshold performance on these criteria is not met, no cash incentive is paid. In 1997 the committee evaluated the Company's performance against the established criteria and determined that the target level of performance had been exceeded and the named executive officers earned a cash incentive payment commensurate with that achievement.

  Although annual incentives for other corporate and subsidiary executives depend primarily on the achievement of established performance objectives, the committee may adjust awards based on other financial or non-financial actions or circumstances that the committee believes will benefit long-term stockholder value.

 Stock Incentive Plans

  The Company uses stock incentives in the form of stock options and performance shares to align executives' interests with those of the stockholders and to motivate executives to continue the long-term focus required for the Company's future success. Both forms of stock incentives have vesting provisions that support the Company's objective of retaining high-quality executives. In granting stock incentives, the committee considers the potential impact of each position, individual contribution, the size and timing of previous awards and competitive practices described in independently published executive compensation surveys. During 1997, the Company granted stock options to named executive officers and newly hired key executives of the Company and its business units. The grants to named executive officers were made in recognition of significant achievements in 1997, including the formation of Loomis, Fargo & Co. and the subsequent refinancing of the Company's bank debt.

 Compensation of the Chief Executive Officer

  The salaries of Mr. Adorjan and other named executive officers remained at their 1996 levels throughout 1997. Mr. Adorjan's salary is consistent with his employment contract dated March 28, 1995. This salary was established in order to attract Mr. Adorjan to the position of Chief Executive Officer of the Company, and the committee believes that Mr. Adorjan's contributions to the Company's improved earnings and strategic repositioning merit this salary.

  Mr. Adorjan's annual incentive payment for 1997 was determined by achievement against specified business criteria. The incentive was paid according to the provisions of the Executive Officer Incentive Plan. The committee evaluated the Company's performance against the established criteria at the end of the year and determined that the target level of performance had been exceeded, and Mr. Adorjan had earned a cash incentive.

  Consistent with the Company's compensation guidelines, the committee awarded Mr. Adorjan stock options in recognition of achievements early in the year. In making the grant, the committee recognized the importance of directing executive attention to continually increasing stockholder value.

  Mr. Adorjan's employment agreement is summarized in the section entitled "Employment Agreements."

 Deductibility of compensation in excess of $1 million per year

  In 1993 Congress enacted Internal Revenue Code section 162(m) which, in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for its chief executive officer and any of up to four other executive officers named in the cash compensation table in such corporation's proxy statement. Section 162(m) also provides that certain performance-based compensation is exempt from this tax deduction limitation. The committee has structured executive compensation in order to maximize the amount of the Company's tax deduction.

                                          Robert A. McCabe
                                          Dale W. Lang
                                          Andrew McNally IV

PERFORMANCE GRAPH

  The graph below compares the percentage change in cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return of the Standard & Poor's MidCap 400 and (ii) the Dow Jones Industrial & Commercial Services Index. The total return for each component assumes that $100 was invested on December 31, 1992 and the reinvestment of dividends as they were paid. The total return for the Company assumes that $100 was invested on January 20, 1993, the first day of trading of Common Stock on the New York Stock Exchange. The S&P MidCap 400 tracks the aggregate price performance of equity securities of 400 companies selected in the market capitalization range of $300 million to $4 billion. The DJ Index tracks the price performance of equity securities of companies that provide services to other commercial enterprises.

                       [PERFORMANCE GRAPH APPEARS HERE]

                     1/20/93  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
                     -------  --------  --------  --------  --------  --------
Borg-Warner Security   100       103        49        63        54        88
S&P Midcap 400         100       114       110       144       171       227
Dow Jones Industrial
 Services              100       104       101       129       141       162

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain members of management incurred indebtedness to the Company in 1987 in respect of money borrowed to purchase shares of Common Stock. During 1997, the only executive officer or director indebted to the Company was Mr. Trauscht, a director. The highest amount of indebtedness (excluding interest, which is payable in cash annually) for Mr. Trauscht during 1997 was $172,998. Mr. Trauscht repaid the full amount of such indebtedness on June 13, 1997.

  On February 12, 1998 the Company purchased from Mr. Trauscht options to acquire 79,300 shares of Common Stock for $158,600, which represents the difference between the lowest trade price for the Common Stock on such date and the option exercise price.

       2. ADOPTION OF THE 1998 NON-AFFILIATE DIRECTOR STOCK OPTION PLAN

  At the meeting we will present a proposal to approve and ratify the adoption of the Borg-Warner Security Corporation 1998 Non-Affiliate Director Stock Option Plan (the "Plan"). The Board of Directors adopted the Plan on December 9, 1997 to be effective as of April 21, 1998 if approved by the stockholders. The Plan is intended to benefit the Company and its stockholders by allowing those members of the Board who are neither employees of the Company nor affiliated with MLCP to have a greater personal financial stake in the Company through the ownership of Company stock, thereby underscoring the directors' mutual interest with stockholders in increasing the long-term value of the Company's stock.

  The following description of the Plan is a summary only. Please refer to the copy of the Plan attached as Appendix A.

  Participation in the Plan is limited to members of the Board who are not employees of the Company or its subsidiaries or affiliated with MLCP ("Non-Affiliate Directors"). There are currently six Non-Affiliate Directors. The Plan provides for grants of options to Non-Affiliate Directors initially upon becoming members of the Board and annually. Non-Affiliate Directors also receive cash compensation for their services as directors. For a description of such compensation see the section entitled "Compensation of Directors" in this proxy statement.

  Initially, any person who becomes a member of the Board and is a Non-Affiliate Director will automatically receive options to purchase 10,000 shares of Common Stock having an exercise price equal to the average of the high and low trading prices of the Common Stock on the date such person becomes a director. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first five anniversary dates of the date of grant, if on such date the optionee is still a director of the Company. Annually, each Non-Affiliate Director will be granted options to purchase 1,000 shares of Common Stock on the third business day after the annual meeting having an exercise price per share equal to the average of the high and low trading prices of the Common Stock on such date. All such options are immediately exercisable and expire ten years after the date of grant.

  The Plan makes available up to 100,000 shares of Common Stock for grant as stock options. If a stock option granted under the Plan expires, terminates or lapses for any reason without the issuance of shares of Common Stock, such shares will again be available for grant under the Plan. The Plan provides that options will become fully exercisable upon a "change in control" as defined therein. In addition, during the 60-day period following a "change in control," the holder of an option under the Plan has the right to surrender such option for cash in an amount equal to the difference between the "change in control price" (as defined) and the exercise price. Options granted under the Plan may be transferred to the spouse, children or grandchildren of the Non-Affiliate Director, a trust or trusts for the exclusive benefit of such persons or a partnership in which such persons are the only partners, provided such transfer is by gift with no consideration.

  The Plan will become effective on approval of the Company's stockholders and will terminate, for purposes of granting further options, on December 31, 2008. The Plan may be amended or terminated, in whole or in part, by the Board of Directors, but no amendment will be effective without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

  The following table sets forth the stock options that the individuals and groups referred to below will receive in 1998 if the Plan is approved by the Company's stockholders at this Annual Meeting. Executive officers and the three current directors affiliated with MLCP are not eligible to participate in the Plan.

             NAME AND POSITION               DOLLAR VALUE NUMBER OF UNITS
             -----------------               ------------ ---------------
J. Joe Adorjan, Chairman, CEO and President       --              --
John D. O'Brien, Senior Vice President            --              --
Timothy M. Wood, Vice President, Finance          --              --
Robert E.T. Lackey, Vice President, General
 Counsel                                          --              --
Executive Group                                   --              --
Non-Executive Director Group                     (a)           6,000
Non-Executive Officer Employee Group              --              --

--------
(a) Dollar value is dependent upon the future share price for the Common Stock

  Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. For this item, we will count abstentions as part of the total number of votes cast and will count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but not voting for purposes of determining the number of votes cast with respect to the proposal, with abstentions thus having the effect of votes against the proposal and broker non-votes having no effect on the outcome.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN. WE WILL SO VOTE YOUR PROXY UNLESS YOU SPECIFY OTHERWISE.

             3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors proposes that the stockholders approve the selection by the Finance and Audit Committee of Deloitte & Touche LLP to serve as the Company's independent auditors for the 1998 fiscal year. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS. WE WILL SO VOTE YOUR PROXY UNLESS YOU SPECIFY OTHERWISE.

                               OTHER INFORMATION

  As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly presented for action at the meeting, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of a recommendation, in accordance with the judgment of the proxy holders.

  The Company must receive stockholder proposals to be presented at the 1999 Annual Meeting on or before November 20, 1998. Any proposal must comply with the requirements of the Securities and Exchange Commission for inclusion in the proxy statement relating to that meeting. You should send proposals to the attention of the Corporate Secretary. In addition, the Company's Bylaws contain certain requirements with respect to the submission of proposals and the nomination of directors at any stockholder meeting.

  Upon request the Company will furnish you without charge one copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission. You should direct your request to the Corporate Secretary, 200 South Michigan Avenue, Chicago, Illinois 60604.

                                               BORG-WARNER SECURITY CORPORATION

                                                                     APPENDIX A

                1998 NON-AFFILIATE DIRECTORS STOCK OPTION PLAN

The 1998 Non-Affiliate Directors Stock Option Plan (the "Plan") is established to attract, retain and compensate for service as members of the Board of Directors (the "Board") of Borg-Warner Security Corporation (the "Company") highly qualified individuals who are not employees of the Company or its subsidiaries or affiliated with Merrill Lynch Capital Partners, Inc. and to enable them to increase their ownership in the Company's Common Stock. The Plan is intended to allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to aligning their interest with stockholders in increasing the value of the Company stock over the long term.

SECTION 1. ELIGIBILITY; ADMINISTRATION

All members of the Board who are not otherwise (a) an employee of the Company or any subsidiary (and have not been an employee of the Company or any subsidiary for any part of the preceding fiscal year) or (b) affiliated with Merrill Lynch Capital Partners, Inc. ("Non-Affiliate Directors") are eligible to participate in the Plan. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

SECTION 2. STOCK SUBJECT TO PLAN

Subject to adjustment as provided herein, there is reserved for issuance under this Plan 100,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, which may be authorized but unissued shares, treasury shares or shares purchased from third parties in public or private transactions. Only nonqualified stock options ("Options") may be granted under this Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, adjustments or substitution in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by, and in the option price of outstanding Options under the Plan shall be made if, and in the same manner as, such adjustments or substitution are made to Non-Qualified Stock Options under the Company's then current stock incentive plan.

In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all Non-Affiliate Directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

SECTION 3. INITIAL GRANT OF STOCK OPTIONS.

Any person who initially becomes a Non-Affiliate Director after the effective date of the Plan shall automatically receive Options to purchase 10,000 shares of Common Stock on the date such person becomes a Non-Affiliate Director. All Options granted pursuant to this paragraph shall be exercisable in accordance with the following schedule, if as of each such date such Non-Affiliate Director is still a director of the Company:

      ANNIVERSARY DATE                                     CUMULATIVE PERCENTAGE
      OF GRANT                                                  EXERCISABLE
      ----------------                                     ---------------------
       First.............................................            20
       Second............................................            40
       Third.............................................            60
       Fourth............................................            80
       Fifth.............................................           100

The Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. The Committee may at any time, in whole or in part, accelerate the exercisability of any Option.

SECTION 4. ANNUAL GRANT OF STOCK OPTIONS

Each year on the date that is three business days following the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as a Non-Affiliate Director shall automatically receive Options to purchase 1,000 shares of Common Stock. If, however, on such date the General Counsel of the Company determines, in her/his sole discretion, that the Company is in possession of material, non-public information about the Company, then the annual grant of Options to Non-Affiliate Directors shall be suspended until the date that is three business days after public dissemination of such information. All Options granted pursuant to this paragraph shall be immediately exercisable.

SECTION 5. OPTIONS

Options granted under the Plan shall be subject to the following terms and conditions:

  (a) Option Price. The option price per share of Common Stock shall be the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for the Common Stock, the option price per share of Common Stock shall be determined by the Committee in good faith.

  (b) Option Term. An Option granted under the Plan shall expire ten years after the date of grant.

  (c) Method of Exercise. Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Option to be purchased.

The option price of Common Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or by one or more of the following: (i) in the form of unrestricted Common Stock already owned by the optionee based in any such instance on the Fair Market Value of the Common Stock on the date the Option is exercised; (ii) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that number of shares having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise; or (iii) by a combination thereof.

In the discretion of the Committee, payment for any shares subject to an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise and has paid in full for such shares.

  (d) Cessation of Service. Upon cessation of service as a director (for reasons other than retirement or disability), any Option shall continue to be exercisable (to the extent then exercisable or on such accelerated basis as the Committee may determine) for a period of one year from the date of such cessation or until the expiration of the stated term of the Option, whichever is earlier. Upon cessation of service as a director by reason of retirement or disability, any Option shall continue to be exercisable (to the extent then exercisable or on such accelerated basis as the Committee may determine) for a period of three years from the date of such cessation or until the expiration of the stated term of the Option, whichever is earlier; provided, however, that if the director dies within such three-year period, any unexercised Option shall, notwithstanding the expiration of such three-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. As used in the Plan, "retirement" means the cessation of service as a director at or after the age 55 and "disability" means permanent and total disability as determined by the Committee.

  (e) Transferability of Options. Options may be transferred to (i) the spouse, children or grandchildren of the Non-Affiliate Director ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) such transfer shall be by gift with no consideration and (y) no subsequent transfers of Options shall be permitted other than by will or by the laws of descent and distribution. Except as permitted in the first sentence of this section, no Option shall be transferable other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Options shall be exercisable, during the grantee's lifetime, only by the grantee or by the guardian or legal representative of the grantee or its alternate payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "grantee" include the guardian and legal representative of the Non-Affiliate Director and any person to whom an Option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

SECTION 6. CHANGE IN CONTROL PROVISIONS

  (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control any Option outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

  (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

    (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
  (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
  (2) any acquisition
  by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
  (iii) of this Section 6(b); or

    (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 6(b), that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
  Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

    (iii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

  (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest

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

price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of a Option which
(A) is held by a person subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Option shall be the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ on the date such Option is exercised or canceled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

  (d) Change in Control Cash Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), an optionee shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Option as to which the right granted under this Section 6(d) shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a particular Option held by an optionee who is subject to
Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of an Option held by an optionee who is subject to Section 16(b) of the Exchange Act, such Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Option.

SECTION 7. TERM; AMENDMENT OF THE PLAN

An Option may not be granted under the Plan after December 31, 2008 but Options granted prior to that date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under an Option without the optionee's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. No amendment revising the price, date of exercisability, option period, or amount of shares under an Option may be made more frequently than every six months unless necessary to comply with applicable laws or regulations.

SECTION 8. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective April 21, 1998 or such later date as stockholder approval is obtained.


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

SECTION 9. GENERAL PROVISIONS

It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any regulations promulgated thereunder. If any provision of the Plan is later found not to be in compliance with such rule, the provision shall be deemed null and void. All grants and exercises of Options under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and any regulations promulgated thereunder.

Except as provided in the Plan, no Non-Affiliate Director shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

The Company shall have the right to require the optionee to make arrangements satisfactory to the Company regarding the payment of any federal, state, local or foreign taxes of any kind required to be paid or withheld relating to the grant, transfer or exercise of any Option, which arrangements may include settling such obligations with shares of Common Stock, including Common Stock that is part of the Option that gives rise to the tax requirement.

The Plan and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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